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                                                                     EXHIBIT 5.1

March 31, 1997


Securities and Exchange Commission
Judiciary Plaza Office Building
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

I am Senior Vice President, General Counsel and Secretary for Cooper Industries, Inc., an Ohio corporation (the "Company"), and am familiar with the Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the registration of 300,000 shares of the Company's Common Stock, $5.00 par value (the "Shares"), issuable under and pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"). I have examined such certificate, documents and records of the Company and have made such other investigations as I have deemed necessary in order to render the opinion hereinafter set forth.

I am of the opinion that Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the use of my name in such Registration Statement and also to the filing of this opinion as an exhibit to such Registration Statement.

Very truly yours,

/s/ Diane K. Schumacher

Diane K. Schumacher
Senior Vice President,
 General Counsel and Secretary